Exhibit 10.4

APREA THERAPEUTICS, INC.

2019 STOCK INCENTIVE PLAN

STOCK OPTION AWARD NOTICE

<Awardee Name>

You have been awarded an option to purchase shares of Common Stock of Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Aprea Therapeutics, Inc. 2019 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:You have been awarded an Option to purchase from the Company shares of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.2 of the Agreement as follows:

Options Granted xxxx Grant Price $xxx

Option Date:<Date of Award>

Exercise Price:See above, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Optionee, the Option shall vest and become exercisable as follows: (i) one quarter of the shares subject to the Option on the Option Date shall vest on the one-year anniversary of the Option Date and (ii) 1/36th of the shares subject to the Option on the Option Date shall vest thereafter on a monthly basis on each monthly anniversary of the Option Date, if, and only if, you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries' policies): (i) employed by the Company or any of its Subsidiaries, (ii) serving as a Non-Employee Director or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable vesting date.

Expiration Date:Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Eastern time, on the ten-year anniversary of the Option Date.

APREA THERAPEUTICS, INC.

By: _______________________

Name: Oren Gilad

Title: President and CEO

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Aprea Therapeutics, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

___________________________

Optionee